     Exhibit 99.1

ADT Completes Sale of Commercial Business

BOCA RATON, Fla., Oct. 2, 2023 – ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today completed the previously announced divestiture of its commercial security, fire, and life safety business unit to GTCR, a leading private equity firm, for a purchase price of $1.6 billion, subject to customary purchase price adjustments.

The net proceeds of approximately $1.5 billion significantly reduced the Company’s net debt and leverage upon today’s closing. All net proceeds will be used for debt redemptions and repayments, expected to occur during the current quarter.

As previously announced, the commercial business unit will be reported as discontinued operations beginning in the third quarter of 2023 for current and historical periods. The Company will provide further information as part of its upcoming third quarter 2023 earnings conference call.

About ADT Inc.
ADT provides safe, smart and sustainable solutions for people, homes and small businesses. Through innovative offerings, unrivaled safety, and a premium customer experience, all delivered by the largest network of smart home security and rooftop solar professionals in the U.S., we empower people to protect and connect to what matters most. For more information, visit www.adt.com.

ADT contacts:
Elizabeth Landers
Investor Relations
elizabethlanders@adt.com
888-238-8525

Paul Wiseman
Media Relations
paulwiseman@adt.com
561-356-6388

Forward-looking statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the transaction between ADT and GTCR, and the benefits and synergies of the transaction; the Company’s ability to reduce debt or improve leverage ratios, or to achieve or maintain its long-term leverage goals; the Company’s financial results and guidance metrics taking into account the impact of the transaction; any stated or implied outcomes with regards to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time the Company uses the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, the Company intends to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, factors relating to the effect of the announcement of the transaction on ADT’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to diverting management’s attention from ADT’s ongoing business operations; uncertainties as to ADT’s ability and the amount of time necessary to realize the expected benefits of the transaction; risks to the Company’s ability to pay down a sufficient amount of debt to achieve a desired leverage ratio and to the Company’s ability to continue its operations without having to increase its debt level in the future; risks to the Company achieving any financial benefit or improved guidance metrics taking into account the impact of the transaction; and risks that are described in the Company’s Amended Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.